Exhibit 10.1

AMENDMENT NUMBER ONE
TO
HOME PROPERTIES, INC.
2011 STOCK BENEFIT PLAN

The 2011 Stock Benefit Plan (the “Plan”) of Home Properties, Inc. (the “Company”), is hereby amended as described below:

1.           Shares Subject to the Plan.  Section 2.5 shall be deleted in its entirety and replaced with the following:

“The maximum number of shares of Common Stock which may be subject to Awards granted under the Plan shall be the sum of: (i) Seven million (7,000,000); plus (ii) a number of shares equal to the number of shares remaining available for grant under the Company’s 2008 Stock Benefit Plan as of the Effective Date or which thereafter would have become available under such plan upon expiration of outstanding grants unexercised or the forfeiture of any outstanding grants, subject to adjustment as provided in Section 10.2.  The grant of any full value Award (i.e., an Award other than a Stock Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Common Stock available for issuance under this Section 2.5, as an Award of 5.45 shares of Common Stock for each such share of Common Stock actually subject to the Award.  The grant of a Stock Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Common Stock available for issuance under this Section 2.5, as an Award for one share of Common Stock for each such share of Common Stock actually subject to the Award.  Any forfeiture, cancellation or other termination (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Common Stock under the Plan in the same manner.  Notwithstanding the foregoing, the following shares of Common Stock shall not be added to the shares authorized for grant under the Plan:  (1) shares tendered or held back upon exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding; and (2) shares, reserved for issuance upon the grant of a Stock Appreciation Right, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of a Stock Appreciation Right.”

2.           Effective Date.  This Amendment Number One shall become effective upon being duly approved by the Stockholders of the Company.

Approved by the Stockholders
April 29, 2014